Exhibit 99.1

Liberty Global to Participate in Goldman Sachs’

Communacopia XVIII Conference

Englewood, Colorado — September 11, 2009: Liberty Global, Inc. (“Liberty Global”) (Nasdaq: LBTYA, LBTYB and LBTYK) will be participating in Goldman Sachs’ Communacopia XVIII Conference on Tuesday, September 15, 2009 at 3:00 p.m. Eastern Time at the Goldman Sachs Conference Center in New York, New York. Liberty Global may make observations concerning its historical operating performance and outlook. The meeting will be webcast live at www.lgi.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global, Inc.

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of June 30, 2009, Liberty Global operated state-of-the-art networks that served approximately 17 million customers across 14 countries principally located in Europe, Japan, Chile, and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Hanne Wolf	+1 303.220.6678
K.C. Dolan	+1 303.220.6686	Bert Holtkamp	+31 20.778.9800
Molly Bruce	+1 303.220.4202